Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Headstrong (Australia) Pty Ltd.	Australia

Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil

Headstrong Canada Ltd.	Canada

Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China
Genpact (Dalian) Information & Technology Service Co., Ltd.	China
Genpact (Foshan) Information & Technology Service Co., Ltd.	China
Genpact (Qingdao) Information & Technology Service Co., Ltd.	China
Genpact (Suzhou) Information & Technology Service Co., Ltd.	China

Genpact Colombia S.A.S.	Colombia

Genpact Services Czech s.r.o.	Czech Republic
Genpact Czech s.r.o.	Czech Republic

Genpact Administraciones-Guatemala, S.A.	Guatemala
Servicios Internacionales de Atencion Al Cliente, S.A.	Guatemala

Headstrong GmbH	Germany

Headstrong (Hong Kong) Ltd.	Hong Kong

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Atyati Technologies Private Limited	India
Axis Risk Consulting Services Pvt. Ltd.	India
EmPower Research Knowledge Services Private Limited	India
Felix Software Solutions Private Limited	India
Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhubaneswar) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India
NGEN Media Services Pvt. Ltd.	India
Pharmalink Consulting Operations Pvt. Ltd.	India

Genpact Ireland Private Limited	Ireland

Genpact Consulting KK	Japan
Genpact Japan Business Services KK	Japan
Genpact Japan KK	Japan
Genpact Japan Services Co., Ltd.	Japan

Genpact Kenya Limited	Kenya

Genpact Luxembourg S.à r.l.	Luxembourg
Genpact Luxembourg Investments S.à r.l.	Luxembourg

Name:	Jurisdiction of Incorporation:
Headstrong Malaysia Sdn Bhd	Malaysia

Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact Mauritius	Mauritius
Symphony Marketing Solutions, Mauritius	Mauritius

EDM S. de R.L. de C.V.	Mexico

Genpact Morocco S.à r.l.	Morocco
Genpact Morocco Training S.à r.l.	Morocco

Accounting Plaza Services B.V.	Netherlands
Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands
Genpact Netherlands B.V.	Netherlands
Genpact NL B.V	Netherlands
Genpact Resourcing Services B.V.	Netherlands
Genpact V.O.F.	Netherlands

Genpact Peru S.A.	Peru

Headstrong Philippines, Inc.	Philippines

Genpact PL Sp. Z O.O.	Poland
Genpact Poland Sp. Z O.O.	Poland

Genpact Romania SRL	Romania

Genpact Singapore Pte. Ltd.	Singapore
Headstrong Consulting (Singapore) Pte. Ltd.	Singapore
Pharmalink Consulting Pte. Ltd.	Singapore

Genpact South Africa (Proprietary) Limited	South Africa

Genpact Strategy Consultants S.L.	Spain

Headstrong Thailand Ltd.	Thailand

Genpact (UK) Ltd.	United Kingdom
Genpact Regulatory Affairs UK Limited	United Kingdom
Genpact WM UK Limited	United Kingdom
Headstrong (UK) Ltd.	United Kingdom
Headstrong Worldwide Ltd.	United Kingdom
Information Engineering Products (UK) Ltd	United Kingdom
James Martin Employee Share Scheme	United Kingdom
Pharmalink Consulting Limited	United Kingdom
Pharmalink Consulting Operations Ltd.	United Kingdom

Akritiv Technologies, Inc.	United States
Empower Research, LLC	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact CL, Inc.	United States
Genpact Holdings LLC	United States

Name:	Jurisdiction of Incorporation:
Genpact Insurance Administration Services Inc.	United States
Genpact International, Inc.	United States
Genpact LLC	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services, Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact Services LLC	United States
Genpact Solutions, Inc.	United States
Genpact US LLC	United States
Genpact WB LLC	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Inc.	United States
Headstrong Public Sector, Inc.	United States
Headstrong Services LLC	United States
High Performance Partners, LLC	United States
Jawood Business Process Solutions, LLC	United States
Pharmalink Consulting Inc.	United States
Techspan Holdings, Inc.	United States
Triumph On-Demand, Inc.	United States
TS Mergerco, Inc.	United States